WAIVER LETTER

To:	Bristow Equipment Leasing Ltd. (the “Borrower”)

Bristow Group Inc. (the “Guarantor”)
Effective as of February 14, 2019 (the “Effective Date”)
Re: Credit Agreement dated as of July 17, 2017 among the Borrower, PK AirFinance S.à.r.l., in its capacity as agent (the “Agent”) and as security trustee for certain secured parties and the financial institutions named therein as lenders (as amended, restated, supplemented or modified from time to time, the “Credit Agreement”)
Dear Sirs

1.
We refer to Section 8.2(b) of the Credit Agreement and acknowledge receipt of a notice dated February 22, 2019 from the Borrower. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Credit Agreement.

2.
Section 8.1 of the Credit Agreement requires that the Borrower deliver to the Agent unaudited quarterly financial statements of the Guarantor and the Borrower, as well as the Guarantor’s compliance certificate, within 45 days after the end of each fiscal quarter of the Guarantor. The Borrower has not complied with this covenant insofar as the unaudited quarterly financial statements of the Guarantor and the Borrower for the quarterly period ended December 31, 2018 and the related compliance certificate of the Guarantor were not provided on or before February 14, 2019 (the “Delivery Covenant Breach”). Failure to remedy the Delivery Covenant Breach within 30 days will result in a Loan Event of Default.

3.
Various Affiliates of the Borrower have agreements (the “Other Agreements”) relating to Indebtedness and which also have covenants (the “Other Covenants”) requiring the delivery of the Guarantor’s and/or such Affiliate’s quarterly financial statements; such Affiliates are requesting waivers of any breach of the Other Covenants.

4.
We (acting with the consent of PK Transportation Finance Ireland Limited, the sole Lender as of the Effective Date, and with the consent of the MAG Agent) hereby agree to a waiver of (a) any Loan Default or Loan Event of Default arising as a result of the Delivery Covenant Breach or (b) any Loan Default or Loan Event of Default arising as a result of a cross-default attributable to the breach of the Other Covenants, provided that such waiver is not a waiver of any Loan Default or Loan Event of Default arising as the result of the acceleration of the maturity of Indebtedness under the Other Agreements resulting from breaches of the Other Covenants. Such waiver shall take effect as of February 14, 2019 but shall be subject to the conditions that (i) the financial statements referred to above are provided on or before April 15, 2019 and the Borrower undertakes to ensure such financial statements are provided by such date and agrees that such obligation shall not be subject to the 30 day period to cure a covenant breach under Section 9.1(e) of the Credit Agreement and (ii) the Borrower shall not (x) make any voluntary unscheduled prepayment of any borrowed money debt (including, for the avoidance of doubt, any borrowed money debt owed to the Lenders in respect of the Credit Agreement) or (y) enter into or agree to any modifications of any terms of such borrowed money debt related to principal, interest, maturity or collateral security, in each case, prior to the satisfaction of the condition set forth in clause (i) of this sentence.

5.
The Guarantor hereby acknowledges this letter and each of the Borrower and the Guarantor hereby confirms that each of the Borrower Guarantee and Indemnity and the Bristow Guarantee, respectively, remains in full force and effect and is hereby ratified and confirmed.

6.
This letter shall be effective as of the Effective Date upon its execution and delivery by each of the parties hereto. Except as specifically provided herein, all provisions, terms and conditions of the Credit Agreement shall remain in full force and effect and are hereby ratified and confirmed.

7.
The Borrower, the Guarantor, the Agent and the MAG Agent hereby agree that from and after the Effective Date all references in the Loan Documents and the MAG Lease Restructuring Documents to the “Credit Agreement” will be to the Credit Agreement as modified hereby and this letter shall be a “Loan Document” for the purposes of the Credit Agreement, the other Loan Documents and the MAG Lease Restructuring Documents.

8.
THIS LETTER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF OTHER THAN SECTIONS 5-1401 AND SECTION 51402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) OF THE STATE OF NEW YORK.

[Signature Page to Follow.]

EXECUTION PAGE

WAIVER LETTER

PK AIRFINANCE S.À R.L., as Agent

By:	/s/ Serge Michels
Name:	Serge Michels
Title:	Senior Vice President Administration

By:	/s/ Yvonne Chenery
Name:	Yvonne Chenery
Title:	SVP Contracts

PK AIRFINANCE S.À R.L., as MAG Agent

By:	/s/ Serge Michels
Name:	Serge Michels
Title:	Senior Vice President Administration

By:	/s/ Yvonne Chenery
Name:	Yvonne Chenery
Title:	SVP Contracts

ACKNOWLEDGED AND AGREED:

BRISTOW EQUIPMENT LEASING LTD.

By:	/s/ Geoffrey L. Carpenter
Name:	Geoffrey L. Carpenter
Title:	Vice President and Treasurer

BRISTOW GROUP INC.

By:	/s/ Geoffrey L. Carpenter
Name:	Geoffrey L. Carpenter
Title:	Vice President and Treasurer